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                                                                    EXHIBIT 5(b)



                                  June 3, 2005


CMS Energy Corporation
CMS Energy Trust IV
CMS Energy Trust V
One Energy Plaza
Jackson, Michigan 49201




                  Re:      CMS Energy Corporation
                           CMS Energy Trust IV
                           CMS Energy Trust V
                           Registration Statement on Form S-3

Dear Ladies and Gentlemen:

                  We have acted as special counsel to CMS Energy Trust IV and CMS Energy Trust V (each a "CMS Trust" and, together, the "CMS Trusts"), each a statutory business trust formed under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed on the date hereof by CMS Energy Corporation, a Michigan corporation (the "Company") and the CMS Trusts with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the trust preferred securities (the "Preferred Securities") of each of the CMS Trusts.

                  The Preferred Securities of each CMS Trust are to be issued pursuant to the Amended and Restated Trust Agreement of such CMS Trust (each a "Trust Agreement" and, collectively, the "Trust Agreements"), each such Trust Agreement



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CMS Energy Corporation
June 3, 2005
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being among the Company, as sponsor, The Bank of New York as property trustee
(the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee and Thomas J. Webb, Michael D. Van Heimert and Laura L. Mountcastle, administrative trustees.

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement; (ii) the certificates of trust of each of the CMS Trusts (the "Certificates of Trust") as filed with the Secretary of State of the State of Delaware on December 1, 2000; (iii) the form of the Trust Agreement of each of the CMS Trusts (including the designation of the terms of the Preferred Securities annexed thereto); (iv) the form of the Preferred Securities of each of the CMS Trusts and (v) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the CMS Trusts, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have also assumed that the Trust Agreement of each CMS Trust, and the Preferred Securities of each CMS Trust, will be executed in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Preferred Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the CMS Trusts or their respective property is subject; (ii) any law, rule, or regulation to which the Company or any of the CMS Trusts is subject; (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any



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CMS Energy Corporation
June 3, 2005
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governmental authority. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the CMS Trusts and others.

                  We do not express any opinion as to the laws of any jurisdiction other than the Business Trust Act of the State of Delaware. The Offered Preferred Securities may be issued from time to time on a continuous basis, and this opinion is limited to the Business Trust Act of the State of Delaware as in effect on the date hereof, which law is subject to change with possible retroactive effect.

                  Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities of each CMS Trust to be offered pursuant to the Registration Statement (the "Offered Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus with respect to the Offered Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Trust Agreement of such CMS Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Preferred Securities have been established in accordance with the Trust Agreement; (v) the Offered Preferred Securities have been issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto and (vi) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Securities has been duly authorized, executed and delivered by the applicable CMS Trust and the other parties thereto, the Offered Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such CMS Trust. We bring to your attention, however, that the holders of the Offered Preferred Securities may be obligated, pursuant to the Trust Agreement of such CMS Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee of such CMS Trust to exercise its rights and powers under the Trust Agreement of such CMS Trust.



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CMS Energy Corporation
June 3, 2005
Page 4



                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Opinions" in the base prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

                                        Very truly yours,


                                        /s/ Skadden, Arps, Slate, Meagher &
                                        Flom LLP